Exhibit 10.2

MOOG INC. PLAN TO EQUALIZE RETIREMENT INCOME
AND
SUPPLEMENTAL RETIREMENT PLAN
(Effective as of August 9, 2017)

As Approved by the Board of Directors
on August 8, 2017

Background
Moog Inc. has established and maintained the Moog Inc. Supplemental Retirement Plan (the “SERP”) and the Moog Inc. Plan to Equalize Retirement Income (the “PERI”) as separate plans. Effective August 9, 2017, Moog Inc. wishes to combine the PERI into the SERP and rename the SERP the Moog Inc. Plan to Equalize Retirement Income and Supplemental Retirement Plan (the “Plan”). This combined restated Plan document reflects the terms of the Plan, effective as of August 9, 2017.
Organization of Plan
This Plan document is organized to include general Plan provisions and definitions that apply to both the SERP Plan and PERI Plan as part of the main body of the Plan document. The provisions and definitions that apply separately to the SERP Plan or the PERI Plan are set forth in Schedules 1 and 2, respectively.
ARTICLE 1
DEFINITIONS AND EFFECTIVE DATE
Section 1.1.    Definitions. For purposes of the Plan, including the SERP Plan and the PERI Plan, the following terms have the meanings stated below, unless the context clearly indicates otherwise:
(a)    “Alternate Payee” means a spouse, former spouse, child or other dependent of a Participant who is recognized by a domestic relations order as having a right to receive all or a portion of a Participant’s Benefit under the Plan.
(b)    “Benefit” means all benefits provided under this Plan.
(c)    "Board" means the Board of Directors of the Corporation.
(d)    "Change of Control" means the transfer, in one or more transactions extending over a period of not more than 24 months, of Common Stock of the Corporation possessing 25% or more of the total combined voting power of all Class A and Class B Shares of Common Stock. A transfer will be deemed to occur if shares of Common Stock are either transferred or made the subject of options, warrants, or similar rights granting a third party the opportunity to acquire ownership or voting control of that Common Stock.
(e)    “Code” means the Internal Revenue Code of 1986, as amended.
(f)    “Common Stock” means the Class A and Class B $1.00 par value shares of the capital stock of the Corporation, as well as all other securities with voting rights or convertible into securities with voting rights.

(g)    "Compensation Committee" means the Executive Compensation Committee of the Board.
(h)    “Company” means the Corporation and any subsidiaries and affiliated entities of the Corporation.
(i)    “Corporation” means Moog Inc., as well as any successors or assigns of Moog Inc., whether by transfer, merger, consolidation, acquisition of all or substantially all of the business assets, change in identity, or otherwise by operation of law.
(j)    “Effective Date” means August 9, 2017.
(k)    "ERP" means the Moog Inc. Employees' Retirement Plan.
(l)    “Participant” means an individual who is a participant in either the SERP Plan or the PERI Plan.
(m)    “PERI Plan” means the PERI portion of the Plan, as reflected in Schedule 2 to the Plan.
(n)    “Separation from Service” means a termination of a Participant’s employment with the Company for any reason. An event will be deemed to constitute a Separation from Service only if it represents a “separation from service” within the meaning of Code Section 409A and related guidance.
(o)    “SERP Plan” means the SERP portion of the Plan, as reflected in Schedule 1 to the Plan.
(p)    "Specified Employee" is an employee who is determined to be a "specified employee" within the meaning of Code Section 409A and related guidance, based on an identification date of December 31. An employee who is a Specified Employee at any time during the 12-month period ending on December 31 will be deemed to be a Specified Employee for the 12-month period commencing the following April 1.

ARTICLE 2

AMENDMENT, SUSPENSION, OR TERMINATION
Section 2.1.    Amendment, Suspension, or Termination. While the Corporation expects to continue the Plan indefinitely, it reserves the right to amend or terminate the Plan, in whole or in part, at any time by action of the Board.
Section 2.2.    No Reduction. No amendment or termination of the Plan may impair or adversely affect any Benefit accrued under the Plan as of the date of such action, except with the consent of the Participant or spouse entitled to receive the Benefit. In the event of a Plan amendment adversely affecting Benefits, or a termination of the Plan, each Participant's interest will be determined as if the Participant retired as of the date of the amendment or termination; provided, however, that in the event of such an amendment or termination to the SERP Plan after a Change of Control, the SERP Plan will continue and SERP Benefits (as defined in the SERP Plan) will continue to accrue under the SERP Plan, based on the terms of the SERP Plan as of the date preceding the amendment or termination, for all individuals who are SERP Participants (as defined in the SERP Plan) or spouses under the SERP Plan on that date.
ARTICLE 3
GENERAL PROVISIONS
Section 3.1.    Funding. The Plan is maintained as an unfunded plan that is not intended to meet the qualification requirements of Code Section 401. All Benefits under this Plan are payable solely from the general assets of the Company, and a Participant or spouse has only the rights of a general unsecured creditor of the Company with respect to any Benefit payable under this Plan. No Benefit payable under this Plan will be payable from the trust fund maintained under or in accordance with the provisions of the ERP. The Company may, however, establish and maintain a grantor trust, to which the Company may make contributions from time to time in accordance with the terms of the applicable trust agreement.
Section 3.2.    Withholding. The Company has the right to deduct or withhold from the Benefit paid under the Plan (or from other amounts payable to the Participant, if necessary) all taxes that are required to be deducted or withheld under any provision of law of the United States or any other tax jurisdiction (including, but not limited to, U.S. Social Security and Medicare taxes (FICA) and income tax withholding) now in effect or that may become effective any time during the term of the Plan. To the extent permitted under Code Section 409A, the Company may accelerate the time or schedule of a payment in an amount sufficient to pay the FICA tax imposed on the Benefit, in addition to any additional income taxes imposed as a result of the accelerated payment, at the time the taxes are due. The total payment under this acceleration provision must not exceed the aggregate of the FICA amount and the income tax withholding related to that amount.
Section 3.3.    Administration. The Plan is administered by the Compensation Committee, which has full authority and power to: (a) administer the Plan; (b) construe the Plan terms; (c) make factual determinations; (d) resolve any ambiguities or inconsistencies; (e) determine eligibility for participation or Benefits; and (f) decide all questions arising in the Plan administration, interpretation or application. All such actions or decisions made after a Change of Control will be subject to a de novo standard of judicial review.
Section 3.4.    Non-Assignability. No Benefit under this Plan may be assigned or alienated, or be subjected by attachment or otherwise to the claims of creditors of any Participant or spouse.
Section 3.5.    No Right to Continued Service. Neither the Plan nor any of its provisions may be construed as giving any Participant a right to continued employment with the Company.
Section 3.6.    Notice. Each notice and other communication concerning the Plan must be in writing and is deemed given only when (a) delivered by hand, (b) transmitted by telex, telecopier, or electronic mail (provided that a copy is sent at approximately the same time by registered or certified mail, return receipt requested), or (c) received by the addressee, if sent by registered or certified mail, return receipt requested, or by Express Mail, Federal Express or other overnight delivery service. Notice must be given to the Corporation at its principal office and to a Participant at his or her last known address (or to such other address or telecopier number or electronic mail address as a party may specify by notice given to the other party in accordance with this Section).
Section 3.7.    Claims Procedures. If a Participant, spouse, beneficiary, or Alternate Payee (the "Claimant") does not receive the Benefit to which the Claimant believes he or she is entitled, the Claimant may file a claim in writing with the Compensation Committee. The Compensation Committee will establish a claims procedure, not inconsistent with the Employee Retirement Income Security Act of 1974 and the regulations issued thereunder, with the following provisions:
(a)    Notification of Decision. If the claim is wholly or partially denied, the Compensation Committee will notify the Claimant in writing within 90 days after the claim has been received (unless special circumstances require an extension of up to 90 additional days). The written notification must state the specific reasons for the denial of the claim and the specific references to the Plan provisions on which the denial is based. It must describe any additional material the Claimant may need to submit to the Compensation Committee to have the claim approved and must give the reasons the material is necessary. In addition, the notice must explain the claim review procedure and be written in a manner calculated to be understood by the Claimant.

(b)    Claim Review Procedure. If the Claimant receives a notice that the claim has been denied, the Claimant, or his or her authorized representative, may appeal to the Compensation Committee for a review of the claim. The Claimant must submit a request for review in writing to the Compensation Committee no later than 60 days after the date the written notice of the claim denial is received. The Claimant, or his or her representative, may then review Plan documents that pertain to the claim and may submit issues and comments in writing to the Compensation Committee. The Compensation Committee must give the claim for review a full and fair review and must deliver to the claimant a written determination of the claim, including specific reasons for the decision, not later than 60 days after the date the Compensation Committee received the request for review (unless special circumstances require an extension of up to 60 additional days). The decision of the Compensation Committee will be final and conclusive.
Section 3.8.    New York Law Controlling. The Plan will be construed in accordance with the laws of the State of New York.
Section 3.9.    Severability. Every provision of the Plan is intended to be severable. If any provision of the Plan is illegal or invalid for any reason whatsoever, the illegality or invalidity of that provision will not affect the validity or legality of the remainder of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provision had never been made part of the Plan.
Section 3.10.    Binding on Successors. The Plan is binding upon the Participants and the Company, their heirs, successors, legal representatives and assigns.
Section 3.11.    Code Section 409A Savings Clause. Notwithstanding any other provision in this Plan, to the extent any amounts payable under this Plan (a) are subject to Code Section 409A, and (b) the time or form of payment of those amounts would not be in compliance with Code Section 409A, then, to the extent possible, payment of those amounts will be made at such time and in such a manner that payment will be in compliance with Code Section 409A. If the time or form of payment cannot be modified in such a way as to be in compliance with Code Section 409A, then the payment will be made as otherwise provided in this Plan, disregarding the provisions of this Section.
Section 3.12.    409A Liability Limitation. Benefits under the Plan are intended to comply with the rules of Code Section 409A and will be construed accordingly. However, the Company will not be liable to any Participant, spouse or beneficiary with respect to any Benefit-related adverse tax consequences arising under Code Section 409A or other provision of the Code. All terms of this Plan that are undefined or ambiguous must be interpreted in a manner that is consistent with Code Section 409A if necessary to comply with Code Section 409A.
Section 3.13.    Six-Month Delay. If a Participant who is a Specified Employee is eligible to receive payment of a Benefit solely because that Participant has incurred a Separation from Service, no Benefits will be paid prior to the date that is 6 months after the date of Separation from Service (or, if earlier, the date of death of the Participant). Payments to which a

Participant would otherwise be entitled during the first 6 months following the date of Separation from Service will be accumulated and paid, along with any interest, on the day that is 6 months after the date of Separation from Service. During the period of payment suspension, all amounts accumulated will earn interest. Interest will be calculated using the average of the monthly borrowing rate under the Company's principal U.S. credit facilities or its equivalent for the 6 months prior to termination of service. Interest due the Participant will be determined by multiplying each delayed payment by the interest rate as determined, with the product then multiplied by a fraction, the numerator of which is the number of months each payment was delayed and the denominator of which is 12.
MOOG INC.
Dated: August 9, 2017                    By: /s/ Donald R. Fishback
Title: Vice President and CFO

SCHEDULE 1
SERP PLAN PROVISIONS
BACKGROUND
The SERP was adopted by Moog Inc., effective August 22, 1978, to provide supplemental retirement benefits for key employees of the Company. The SERP was subsequently amended, or amended and restated, effective: August 30, 1983; May 19, 1987; August 30, 1988; December 12, 1996; November 11, 1999; November 29, 2001; January 1, 2005, December 31, 2008, February 6, 2012, January 1, 2013, July 31, 2015, and November 17, 2015.
The provisions of the SERP Plan are as follows:
ARTICLE 1

SERP CONSTRUCTION, DEFINITIONS, PURPOSE AND EFFECTIVE DATE
Section 1.1.    Construction. References to a particular article, section or subsection made in this SERP Plan will be treated as a reference to the particular article, section or subsection in this SERP Plan, unless stated otherwise.
Section 1.2.    Definitions. Solely for purposes of the SERP Plan, the following terms have the meanings stated below, unless the context clearly indicates otherwise:
(a)    “Beneficiary” means either a Contingent Annuitant or a Designated Beneficiary, as the case may be.
(b)    “Bonus” means an annual bonus paid to an Executive under the Profit Share Plan or other bonus plan or program of the Company.
(c)    “Cause” means: (1) any harmful act or omission that constitutes a willful and a continuing material failure by the Executive to perform the material and essential obligations under his Employment Termination Benefits Agreement (other than as a result of death or total or partial incapacity due to physical or mental illness); (2) the Executive’s conviction of a felony; (3) any willful perpetration by the Executive of a common law fraud upon the Company; or (4) any willful misconduct or bad faith omission by the Executive constituting dishonesty, fraud or immoral conduct that is materially injurious to the financial condition or business reputation of the Company.
Anything in this definition to the contrary notwithstanding, the termination of the Executive’s employment by the Company will not be considered to have been for Cause if the termination results from: bad judgment or mere negligence on the part of the Executive; an act or omission by the Executive without intending to gain, directly or indirectly, a substantial personal profit to which the Executive is not legally entitled; or an act or omission by the Executive that the Executive believed in good faith to have been in the interests of the Company or not opposed to its interests.
(d)    “Compensation” means the sum of the Executive’s High Three-Year Salary, plus the Executive’s Highest Annual Bonus.
(1)    “High Three-Year Salary” means the average annual rate of base salary paid during the Executive’s High Three Years.
(2)    “High Three Years” means the period of three consecutive calendar years (i) ending with or prior to the year in which occurs an Involuntary Termination of Employment, a Change of Control or a Separation from Service due to Disability, Retirement or other voluntary termination of employment, as the case may be, and (ii) during which the sum of the Executive’s annual rate of base salary from the Company for those years is the greatest.
(3)    “Highest Annual Bonus” means the highest annual Bonus or Bonuses paid (or, if not paid, the amount, if any, that would have been payable under the terms of the Profit Share Plan) to the Executive with respect to any of the last ten fiscal years prior to the occurrence of any of the following events: an Involuntary Termination of Employment, a Change of Control or a Separation from Service due to Disability, Retirement or other voluntary termination of employment, as the case may be. Notwithstanding the prior sentence, a specific Bonus may be excluded from the calculation of a SERP Participant’s Compensation if so determined by the Compensation Committee in its sole discretion and so designated at the time the Bonus is awarded.
(e)    “Contingent Annuitant” means an individual designated by a SERP Participant on forms provided by and filed with the Company to receive an annuity under Option 2 in Section 4.3 on the death of the SERP Participant. The SERP Participant may change the Contingent Annuitant at any time prior to the date on which payment of the SERP Benefit is to commence.
(f)    “Designated Beneficiary” means the person or persons last designated by the SERP Participant to receive the balance of payments, if any, under Option 3 of Section 4.3 following the death of the SERP Participant. Any designation made under the SERP Plan will be revocable, must be in writing and will be effective when filed with the Company. If the Company determines, in its sole discretion, that there is no valid designation, the Beneficiary will be the SERP Participant’s estate.
(g)    “Disability” means a total and permanent disability. A SERP Participant is considered to have a total and permanent disability if he or she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as determined by the Compensation Committee or by a licensed practicing physician selected by the Compensation Committee.

(h)    “Early Social Security Retirement Age” means the earliest age at which a SERP Participant may commence receiving Social Security benefits under a Social Security program.
(i)    “Employment Termination Benefits Agreement” means the written agreement between the Corporation and an Executive providing the terms and conditions of the Executive’s employment as a member of the Company’s management.
(j)    “Executive” means a Company employee who is an elected corporate officer of the Corporation at a level of vice president or above.
(k)    “Grandfathered Amounts” means amounts deferred and vested under the SERP Plan before January 1, 2005, including earnings on those amounts, that are “grandfathered” under Code Section 409A and remain subject to the nonqualified deferred compensation rules in effect before January 1, 2005. Those Executives who have Grandfathered Amounts are identified in the attached Appendix C to the SERP Plan.
(l)    “Involuntary Termination of Employment” means a severance of a SERP Participant’s employment relationship prior to age 65, other than for Cause, by or at the instigation of the Company or by or at the instigation of the SERP Participant where the SERP Participant’s pay has been diminished or reduced to a greater extent than any diminution or reduction of the Company’s Executives generally. Where there has been a Change of Control, Involuntary Termination of Employment also includes a termination of the employment relationship by the SERP Participant (whether before or after age 65), within two years of the Change of Control, in those circumstances where the duties, responsibilities, status, base pay or perquisites of office and employment have been diminished or downgraded, or substantially increased (other than base pay) without the SERP Participant’s actual or implied consent. Notwithstanding the preceding sentence, a general decrease in base pay that is approved by a majority of those SERP Participants who are parties to Employment Termination Benefits Agreements will be considered as having been consented to for purposes of the SERP Plan.
(m)    “Profit Share Plan” means any management profit sharing or incentive compensation plan of the Company covering a SERP Participant.
(n)    “Retirement” means the retirement of a SERP Participant from active employment with the Company at the end of the month in which the SERP Participant attains 65 years of age or later. “Retirement” also means a SERP Participant’s earlier retirement between the ages of 55 and 65 where the SERP Participant has at least 15 Years of Service.
(o)    “Retirement Plan” means any Company-sponsored U.S. or foreign defined benefit, defined contribution or nonqualified deferred compensation retirement plan (other than the SERP Plan), as well as a retirement plan of an Executive’s predecessor employer if service with the predecessor employer is counted for purposes of determining SERP Benefits under the SERP Plan.
(p)    “SERP Benefit” means the benefit provided under the SERP Plan.

(q)    “Service” means the period for which a SERP Participant has worked or will have worked for the Company since the date the SERP Participant was first hired by the Company. A period during which a SERP Participant receives no compensation will not be counted for purposes of computing Years of Service. A SERP Participant’s Service for purposes of Years of Service credit will include up to 6 months of Service during which the SERP Participant is on a leave of absence while receiving Company-provided short-term disability insurance benefits.
(r)    “Social Security” means the U.S. Social Security program or, where applicable, a foreign state social insurance program under which a SERP Participant is entitled to benefits and to which the Company has made contributions.
(s)    “Spousal Benefits” means the SERP Benefits payable to a spouse or former spouse in accordance with Section 3.7.
(t)    “Year of Service” means a 12-month period of Service by a SERP Participant with the Company. Years of Service are measured in years and completed months, beginning with a SERP Participant’s last date of hire with the Company. In computing a SERP Participant’s Years of Service for vesting and benefit accrual purposes, credit will be given for the years and completed months of Service. A SERP Participant who becomes an employee of the Company as a result of the acquisition of an acquired business by the Company will be granted Years of Service credit for prior employment with the acquired business. Where an employee resigns from the Company and is later re-employed by the Company, the Compensation Committee may, in its sole discretion under Section 6.1, award Years of Service credit for the employee’s pre-resignation Service.
Section 1.3.    Purpose of the SERP Plan. The SERP Plan is an unfunded plan maintained primarily for the purpose of providing supplemental retirement benefits for a select group of management or highly compensated employees, and participation in the SERP Plan is limited consistent with that purpose. SERP Benefits are intended to supplement benefits provided under a SERP Participant’s Retirement Plan or Plans and benefits from Social Security.
Section 1.4.    Effective Date. Except as otherwise provided, the SERP Plan is amended and restated as of the Effective Date. Notwithstanding the preceding sentence, SERP Benefits payable to any SERP Participant who Separated from Service before the Effective Date will continue to be determined in accordance with the terms of the SERP in effect as of the SERP Participant’s Separation from Service.
Section 1.5.    Pre-2005 Amounts and Compliance with Section 409A. The SERP was operated in good faith compliance with Code Section 409A as of January 1, 2005. All amounts earned and vested under the SERP as of December 31, 2004 are intended to be Grandfathered Amounts. Nothing in this Plan is intended to be a material modification of the SERP in effect as of October 3, 2004 that would subject Grandfathered Amounts to Code Section 409A. All Grandfathered Amounts remain subject to the terms of the SERP in effect as of October 3, 2004, a copy of which is attached as Appendix A to the SERP Plan. Notwithstanding anything else in this restated Plan or Appendix A to the SERP Plan, all Grandfathered Amounts

will be paid at a time and in a form as determined without regard to any ERP amendments adopted and/or effective after October 3, 2004 that would cause a material modification resulting in a loss of grandfathered status for all or a portion of the Grandfathered Amounts.
Section 1.6.    Pre-2007 Amounts and Section 409A Transition Rules. Any SERP Benefits commencing between January 1, 2005 and December 31, 2006 were distributed in compliance with Code Section 409A transition rules governing nonqualified deferred compensation plans under which the time and form of payment of benefits is controlled by elections made under qualified plans. Under the transition rules, SERP Benefits under the SERP that commenced before January 1, 2007 continued to be paid at the same time and in the same form as benefit payments were made to, or on behalf of, the SERP Participant or spouse under the ERP. Provisions governing the time and form of payment of those SERP Benefits are contained in the SERP document attached as Appendix A to the SERP Plan.
Section 1.7.    Special Rules for “2011 SERP Participants.” Effective February 6, 2012, special rules will apply to the SERP Benefits payable to those Executives who were elected officers of the Corporation and were active SERP Participants in the SERP as of November 30, 2011 (“2011 SERP Participants”), as set forth in Appendix B to the SERP Plan, which shall be incorporated into and made a part of the SERP Plan.
ARTICLE 2

PARTICIPATION AND VESTING
Section 2.1.    Participation. A Company employee becomes a SERP Participant in the SERP Plan when the employee becomes an Executive and his or her participation in the SERP Plan is approved by the Compensation Committee.
Section 2.2.    Vesting. Subject to Section 2.3 and, where applicable, Appendix B to the SERP Plan, a SERP Participant is 100% fully vested in and eligible for payment of SERP Benefits under the SERP Plan if:
(a)    the SERP Participant has at least ten Years of Service; and
(b)    the SERP Participant has attained (1) age 65, or (2) age 60 with a combined total of age and Years of Service at least equal to 90.
Section 2.3.    Acceleration of Vesting.
(a)    In the event of a SERP Participant’s Disability before vesting, the SERP Participant will become 100% vested in and eligible for SERP Benefits under Articles 3 and 4.
(b)    In the event of an Involuntary Termination of Employment before vesting, other than on account of a Change of Control, a SERP Participant who has at least ten Years of Service with the Company at the time of the Involuntary Termination of Employment will become 100% vested in and eligible for SERP Benefits under Articles 3 and 4.

(c)    In the event of a Change of Control before vesting, a SERP Participant who has at least ten Years of Service with the Company at the time of the Change in Control will become 100% vested in and eligible for SERP Benefits under Articles 3 and 4.
(d)    Warren Johnson will become 100% fully vested in and eligible for SERP Benefits under Articles 3 and 4 as of July 31, 2015.
Section 2.4.    Forfeiture. Notwithstanding any other provision in the SERP Plan,
(a)    in the event of a SERP Participant’s Separation from Service for any reason before vesting, subject to Section 2.3, the SERP Participant’s SERP Benefit will be immediately forfeited and no SERP Benefit will be payable under the SERP Plan; and
(b)    in the event of a SERP Participant’s involuntary termination for Cause, the SERP Participant’s SERP Benefit, whether vested or unvested, will be immediately forfeited and no SERP Benefit will be payable under the SERP Plan.
ARTICLE 3

SERP BENEFITS
Section 3.1.    Amount of SERP Benefit.
(a)    For a SERP Participant with 25 or more Years of Service, subject to adjustment under this Article, the SERP Benefit payable to the SERP Participant under the SERP Plan will equal “A” – (“B” + “C”) where “A” is 65% of the SERP Participant’s Compensation, “B” is the Company-funded annual benefit payable to the SERP Participant for life under one or more Retirement Plans (excluding matching contributions under the Moog Inc. Retirement Savings Plan) beginning at age 65, or, if later, at the age SERP Benefit payments under the SERP Plan commence, and “C” is 50% (or some other percentage as provided in Section 3.3(d)) of the primary Social Security benefit payable to the SERP Participant, as computed in accordance with Section 3.3.
(b)    For a SERP Participant with 10-24 Years of Service, “A” will be determined according to the following schedule:

Years of Service	“A” Total Combined SERP Benefit Target
24	64%
23	63%
22	62%
21	61%
20	60%
19	59%
18	58%
17	57%
16	56%
15	55%
14	54%
13	53%
12	52%
11	51%
10	50%

(c)    If SERP Benefits become payable under Section 3.5 or Section 3.7 on Separation from Service due to Disability or death where a SERP Participant has fewer than ten Years of Service as of the date of death or Disability, “A” will be (i) 40%, plus (ii) an additional 1% for each actual Year of Service completed by the SERP Participant as of the date of the SERP Participant’s Separation from Service on account of death or Disability.
(d)    For SERP Participants who are or were participants in a Company-sponsored defined contribution plan, the annual benefit “B” payable to the SERP Participant for life as of any valuation date will be determined by projecting the portion of the SERP Participant’s account balance attributable to Company contributions to age 65 (or the date SERP Benefit payments under the SERP Plan begin, if later) using the expected rate of return used for determining minimum funding requirements for the ERP for the plan year ending with or immediately prior to the valuation date. The projected value so determined will be converted to an annual straight life annuity using the same interest and mortality assumptions used by the Company to determine liabilities for accounting purposes for the ERP for the fiscal year ending with or immediately prior to the valuation date. Non-dollar denominated values will be converted to U.S. dollars using the foreign exchange rate in effect as of the valuation date.
If a SERP Participant who is or was a participant in a Company–sponsored defined contribution plan withdraws some or all of his or her account attributable to Company contributions before SERP Benefits under the SERP Plan commence, the actual account balance at the date of valuation will be adjusted to include an amount equal to the projected value of the withdrawn Company contributions from the date of withdrawal to the valuation date.

(e)    If the Compensation Committee so determines, in its sole discretion, benefits accrued in a retirement plan of another employer may be included in the offset determined under “B,” regardless of whether the SERP Participant’s years of service with the other employer are counted for purposes of determining SERP Benefits under the SERP Plan.
Section 3.2.    SERP Benefit Adjustment for Payment Before Age 65. Subject to Appendix B, for a SERP Participant who begins receiving payment under the SERP Plan before attaining age 65, the SERP Benefit payable under the SERP Plan will be reduced by the early payment actuarial discount established under the ERP for the commencement of benefits before age 65.

Section 3.3.    Social Security Adjustments.
(a)    In the event a SERP Participant commences receiving SERP Benefits prior to attainment of Early Social Security Retirement Age, the SERP Benefit payable under the SERP Plan will include a Social Security “bridge” payment equal to the amount of the Social Security benefit at Early Social Security Retirement Age, until such time as the SERP Participant attains Early Social Security Retirement Age, or, if earlier, the SERP Participant’s date of death. With respect to U.S. Social Security benefits, for a SERP Participant commencing SERP Benefit payments before his or her Early Social Security Retirement Age, the Social Security benefit amount to be used in determining the SERP Benefit payable under the SERP Plan, including the Social Security bridge payment, will be the Social Security amount that would be payable at Early Social Security Retirement Age assuming (i) the SERP Participant’s earnings prior to Separation from Service always exceeded the Social Security maximum taxable amount (except no earnings will be assumed for years during which a SERP Participant was not covered by Social Security), (ii) the SERP Participant receives no Social Security covered wages subsequent to Separation from Service, (iii) an inflation rate equal to the rate used by the Company to determine liabilities for accounting purposes for the ERP for the fiscal year ending with or immediately prior to the valuation date, and (iv) national average wages increase at a rate equal to the assumed inflation rate plus 100 basis points.
(b)    With respect to U.S. Social Security benefits, in the event a SERP Participant commences receiving SERP Benefits at or after Early Social Security Retirement Age and before Social Security benefits have begun, the Social Security benefit amount to be used in determining the SERP Benefit payable under the SERP Plan will be the Social Security amount that would be payable on the actual date of Separation from Service, assuming the SERP Participant’s earnings always exceeded the Social Security maximum taxable amount (except no earnings will be assumed for years during which a SERP Participant was not covered by Social Security).
(c)    With respect to U.S. Social Security benefits, in the event a SERP Participant commences receiving SERP Benefits at or after Early Social Security Retirement Age and after Social Security benefit payments have begun, the Social Security benefit amount to be used in determining the SERP Benefit payable under the SERP Plan will be the Social Security amount payable on the date Social Security benefits commenced, without regard to any cost-of-living adjustments subsequently received by the SERP Participant.
(d)    For a SERP Participant with benefits under a foreign Social Security program, the percentage offset under “C” in Section 3.1(a) may be adjusted to reflect the percentage of the Company contribution made under the foreign Social Security program and in a manner consistent with the adjustments described above with respect to the U.S. Social Security program.
(e)    Any increases in Social Security benefits payable to a SERP Participant after Separation from Service will not be considered in determining any SERP Benefit payable under the SERP Plan.
Section 3.4.    SERP Benefit Commencing After Age 65. In the event a SERP Participant retires after age 65, the amount of SERP Benefit payable under the SERP Plan at Separation from Service will not be adjusted other than as provided under this ARTICLE 3. In the event a SERP Participant commences payment after age 65 in accordance with an election made under Section 4.8, the amount of SERP Benefit payable under the SERP Plan will not be adjusted for payment commencement later than age 65.
Section 3.5.    SERP Benefit Upon Separation from Service. Upon a SERP Participant’s Separation from Service for any reason, including Disability, after vesting, other than in the case of an Involuntary Termination on account of a Change of Control, the SERP Participant’s SERP Benefit will be determined under Section 3.1 and Section 3.2.
Section 3.6.    SERP Benefit Upon a Change of Control. Upon an Involuntary Termination of Employment on account of a Change of Control, a SERP Participant’s SERP Benefit will be determined as follows: the SERP Benefit will be determined under Section 3.1 and Section 3.2 using the greater of the Compensation paid to the SERP Participant prior to the Change of Control or the Compensation paid to the SERP Participant prior to the Involuntary Termination of Employment.
Section 3.7.    Spousal Benefit Upon Death.
(a)    Except as provided in this Section, there is no death benefit payable under the SERP Plan.
(b)    Notwithstanding Section 3.7(a), if a married SERP Participant dies before commencing SERP Benefit payments under the SERP Plan, the SERP Participant’s surviving spouse will be entitled to payment of a Spousal Benefit under the SERP Plan, provided (i) the SERP Participant has at least five Years of Service with the Company, and (ii) the SERP Participant and the surviving spouse were married for at least 12 months prior to the SERP Participant’s death. Payment of the Spousal Benefit under this Section will be made in the form of a life annuity.

The amount of the Spousal Benefit will be 50% of the SERP Benefit that would otherwise have been payable to the SERP Participant had the SERP Participant (1) attained at least age 65 on the day before his death, (2) elected a joint and 50% survivor annuity with his spouse; and (3) retired the day before his death. If payment under this Section commences before the SERP Participant would have attained age 65, the Spousal Benefit will be calculated by (i) reducing the SERP Participant’s Benefit at age 65, determined in the form of a straight life annuity, by the early payment actuarial discount established under the ERP for the commencement of benefits before age 65, (ii) converting the benefit to a joint and 50% survivor annuity based on the SERP Participant’s and surviving spouse’s actual ages at the time of the SERP Participant’s death, and (iii) multiplying the benefit that would have been payable to the SERP Participant by 50%. In the event payment under this Section begins before the SERP Participant would have attained age 55, the SERP Participant’s SERP Benefit will be reduced by the actuarial discount under the ERP to age 55, and then actuarially reduced from age 55 to the age the SERP Participant would have attained on the date payments of the Spousal Benefit would begin using the definition of Actuarial Equivalent established under the ERP.
If necessary to effectuate the terms of a domestic relations order, an Alternate Payee may be treated as a surviving spouse for the purposes of this Spousal Benefit, provided the SERP Benefit payable under this Section does not exceed the amount the Alternate Payee would have received under the domestic relations order had the SERP Participant not died before commencing payment of his or her SERP Benefit.
Section 3.8.    Additional Adjustments. Other appropriate adjustments may be made in good faith where necessary to achieve the intended SERP Benefits under the SERP Plan, or to prevent violation of the requirements of Code Section 409A.
Section 3.9.    In-Service Distributions of SERP Benefits. If distribution of SERP Benefits under the SERP Plan with respect to a SERP Participant who is still employed by the Company has commenced as of the end of any fiscal year, then, regardless of the SERP Participant’s age, any additional accruals to which the SERP Participant may be entitled under the SERP Plan by virtue of his or her continued employment will be reduced (but not below zero) by the actuarial equivalent of the in-service distributions of SERP Benefits.
ARTICLE 4

TIME AND FORM OF SERP BENEFIT PAYMENT
Section 4.1.    Time of Payment. Unless a valid election to defer the time of payment has been made under this Article, payment of a SERP Participant’s vested SERP Benefit will be made as follows:
(a)    Subject to Section 4.8, Appendix B to the SERP Plan, and Section 3.13 of the Plan, in the event of a Separation from Service for any reason other than death, payment will commence as soon as practicable, but not later than 90 days, following the later of (1) the SERP Participant’s Separation from Service or (2) the SERP Participant’s attainment of age 60.

(b)    Payment of a Spousal Benefit under Section 3.7 will commence as follows:
(1)    If the SERP Participant had attained at least age 50 at the time of his death, payment of the Spousal Benefit will commence as soon as practicable, but not later than 90 days, following the death of the SERP Participant.
(2)    If the SERP Participant had not yet attained age 50, payment of the Spousal Benefit will commence on the first day of the month coincident with or following the date the SERP Participant would have attained age 50 had he survived.
Section 4.2.    Normal Form of Payment. If a SERP Participant does not make an election in the time and manner specified in this Article to receive payment of his SERP Benefit in one of the optional forms of SERP Benefit described in Section 4.3, the SERP Participant’s SERP Benefit will be paid as follows:
(a)    If the SERP Participant is married at the time SERP Benefit payment commences, payment will be made in the form of an actuarially reduced joint and 50% survivor annuity with the SERP Participant’s spouse.
(b)    If the SERP Participant is not married at the time SERP Benefit payment commences, payment will be in the form of a straight life annuity.
Section 4.3.    Optional Forms of Payment.
(a)    The payment options that may be elected under this Article are:
(1)    Option 1. A straight life annuity.
(2)    Option 2. An actuarially reduced annuity payable to the SERP Participant during the SERP Participant’s life, with a life annuity payable after the SERP Participant’s death to a Contingent Annuitant in an amount selected by the SERP Participant that is equal to 50%, 66 2/3%, 75%, or 100% of the amount payable to the SERP Participant. The SERP Participant may divide his SERP Benefit into two or more parts, not necessarily equal, and apply each part separately under this Option and designate a different Contingent Annuitant for each part. Election of Option 2 is conditional upon the statement in the election of the name and sex of each Contingent Annuitant and also upon the delivery to the Company, within 90 days after filing the election of proof satisfactory to the Compensation Committee, of the age of each Contingent Annuitant. If the Contingent Annuitant dies prior to the commencement of payment of the SERP Benefit to the SERP Participant, the election of the option will be considered null and void. If a SERP Participant dies before the first SERP Benefit payment is made, no payments will be made to the Contingent Annuitant, except as provided under Section 3.7 for a spouse or Alternate Payee. If the Contingent Annuitant predeceases the SERP Participant after payment of SERP Benefits have commenced to the SERP Participant, the SERP Participant will continue to receive the reduced annuity without change.

(3)    Option 3. An actuarially reduced annuity payable to the SERP Participant during the SERP Participant’s life or for a stated minimum period of years, whichever is longer, and after the SERP Participant’s death payable for the balance, if any, of the stated minimum period of years to the SERP Participant’s Designated Beneficiary. Upon the death of the survivor of the SERP Participant and his or her Designated Beneficiary, the remaining payments, if any, will be computed at 3% interest, compounded annually, and paid in a single lump sum to the legal representative of the survivor.
(b)    Spousal consent is not required for a married SERP Participant to elect any of the payment options available under the SERP Plan.
(c)    An “actuarially reduced annuity” is one that has the same value as the annuity payable as a straight life annuity using the definition of Actuarial Equivalent established under the ERP.
Section 4.4.    Social Security Bridge Payment. Survivor benefits payable under a joint and survivor annuity in accordance with this Article will not include any Social Security bridge payment provided under Section 3.3(a) to a SERP Participant who commences SERP Benefit payments prior to attaining Early Social Security Retirement Age.
Section 4.5.    Payment Under a Domestic Relations Order. Notwithstanding Section 4.2 and Section 4.3, a SERP Participant’s SERP Benefit may be divided and all or a portion paid to an Alternate Payee under the terms of a domestic relations order. Payment to an Alternate Payee may commence prior to the date payment to the SERP Participant would otherwise commence, and may be made in a single lump sum or in any form permitted under the SERP Plan. If necessary to effectuate the terms of a domestic relations order that requires payment to an Alternate Payee under a shared payment arrangement, a SERP Participant will be permitted to elect a joint and survivor annuity that provides for a survivor benefit with the Alternate Payee in any whole percentage between 5% and 100% in accordance with the terms of the order. The SERP Participant will not be permitted to change the form of payment or percentage of a survivor annuity once payment of the SERP Benefit has commenced.
Section 4.6.    Elections. A SERP Participant may make a written election on a form provided by the Company to receive payment of his or her SERP Benefit in the normal form described in Section 4.2 or in one of the optional forms of SERP Benefit described in Section 4.3. If a SERP Participant fails to make a valid election under this Section, payment will be made in accordance with Section 4.2. A SERP Participant will be permitted at any time prior to commencement of payment of the SERP Benefit to make or change his or her election to receive payment under any of the actuarially equivalent forms of annuity provided under the SERP Plan.
Section 4.7.    Special 409A Transitional Rules. Consistent with the provisions found in Internal Revenue Service Notice 2005-1 and regulations proposed under Code Section 409A, all SERP Participants with any SERP Benefits that are not Grandfathered Amounts were permitted, prior to December 31, 2006, to make a payment election in 2006 regarding the time and form under which all SERP Benefits that are not Grandfathered Amounts are to be paid. The elections were required to be made from among the choices specified in Section 4.2 and Section 4.3. A SERP Participant was not, however, permitted in calendar year 2006 to change payment elections with respect to payments that the SERP Participant would otherwise have received in 2006, or cause payments to be made in 2006. If a SERP Participant with non-grandfathered SERP Benefits failed to make an election under this Section, those amounts will be paid in accordance with Section 4.2.
Section 4.8.    Subsequent Elections. At any time, SERP Participants may elect to change the date on which they are to commence receiving SERP Benefits under the SERP Plan, other than on account of death, provided:
(a)    the election is made in writing,
(b)    the election is not effective until 12 months after the date on which the election is made,
(c)    in the case of a payment to be made at a specified time or pursuant to a fixed schedule, the election is made not less than 12 months before the date of the first scheduled payment, and
(d)    the first payment with respect to which the subsequent election is made is deferred for a period of not less than 5 years from the date the payment would otherwise have been made.
ARTICLE 5

AGREEMENT NOT TO COMPETE
Section 5.1.    General Rule. Payment of SERP Benefits under the SERP Plan is contingent upon the SERP Participant’s agreement not to directly or indirectly engage in or compete with the business of the Company, either as owner, partner or employee for a period of the later to occur of the expiration of three years after termination of employment or the attainment of 65 years of age. In the event a SERP Participant competes with the business of the Company in violation of this provision, payment of SERP Benefits under the SERP Plan will be suspended so long as the SERP Participant engages in activity deemed to be in competition with the business of the Company. If a SERP Participant ceases competing with the business of the Company or the restriction in the first sentence expires, payment of SERP Benefits under the SERP Plan will resume. However, the SERP Participant will not be entitled to retroactive payment of any SERP Benefits that were suspended under the terms of this Section.
Section 5.2.    Change of Control. Notwithstanding the preceding Section, this ARTICLE 5 will not apply to a SERP Participant after the SERP Participant’s Involuntary Termination of Employment on account of a Change of Control.

ARTICLE 6

GENERAL SERP PLAN PROVISIONS
Section 6.1.    Special Arrangements. Special rules or contractual arrangements for individual Executives may be approved by the Compensation Committee, in its discretion, and memorialized in appendices to the SERP Plan.
Section 6.2.    Attorney’s Fees. In the event that any dispute or difference arising under or in connection with the SERP Plan results in arbitration or litigation, the Company will reimburse the SERP Participant for all reasonable attorney’s fees and expenses if the SERP Participant prevails in the proceeding.

APPENDIX A

TO THE

SERP PLAN

SERP Plan In Effect as of October 3, 2004
(Restatement effective November 29, 2001)

[Previous Plan Terms on File with the Company and Incorporated Herein by Reference]

APPENDIX B

TO THE

SERP PLAN

SPECIAL RULES APPLICABLE TO 2011 SERP PARTICIPANTS

The special rules provided in this Appendix B were established effective February 6, 2012 for SERP Benefits payable to those elected officers of the Company who were active SERP Participants as of November 30, 2011 (the “2011 SERP Participants”). The special rules provided in this Appendix B will not apply to any SERP Participant who, prior to November 30, 2011, ceased to actively participate in and accrue benefits in the SERP Plan, regardless of whether the SERP Participant has received payment of his entire benefit. Appendix B to SERP Plan was amended and restated, effective January 1, 2013. As of the Effective Date, this Appendix B is hereby amended and restated to reflect the contemporaneous amendment and restatement of the Plan.
1.    Vesting. In lieu of the vesting rules provided in Section 2.2 of the SERP Plan, the following rules will apply to SERP Benefits payable to 2011 SERP Participants:
Section 2.2.    Vesting. Subject to Section 2.3, a 2011 SERP Participant is 100% fully vested in and eligible for payment of SERP Benefits under the SERP Plan if:
(a)    the 2011 SERP Participant has at least ten Years of Service with the Company; and
(b)    the 2011 SERP Participant has attained (1) age 65, or (2) age 57 with a combined total of age and Years of Service with the Company at least equal to 90.
2.    SERP Benefit Adjustment. In lieu of the benefit adjustment rules provided in Section 3.2 of the SERP Plan, the following rules will apply to SERP Benefits payable to 2011 SERP Participants:
Section 3.2.    SERP Benefit Adjustment for Payment Before Age 65. For a 2011 SERP Participant who begins receiving payment under the SERP Plan before attaining age 65, the SERP Benefit payable under the SERP Plan will not be reduced by the early payment actuarial discount established under the ERP for the commencement of benefits before age 65.
3.    Spousal Benefit. In lieu of the Spousal Benefit rules provided in Section 3.7(b) of the SERP Plan, the following rules will apply to Spousal Benefits payable upon the death of a 2011 SERP Participant:
(b)    Notwithstanding Section 3.7(a), if a married 2011 SERP Participant dies before commencing SERP Benefit payments under the SERP Plan, the 2011 SERP Participant’s surviving spouse will be entitled to payment of a Spousal Benefit under the SERP Plan, provided (i) the 2011 SERP Participant has at least five Years of Service with the Company, and (ii) the 2011 SERP Participant and the surviving spouse were married for at least 12 months prior to the 2011 SERP Participant’s death. Payment of the Spousal Benefit under this Section will be made in the form of a life annuity.
The amount of the Spousal Benefit will be 50% of the SERP Benefit that would otherwise have been payable to the 2011 SERP Participant had the 2011 SERP Participant (1) attained at least age 65 on the day before his death, (2) elected a joint and 50% survivor annuity with his spouse; and (3) retired the day before his death. If necessary to effectuate the terms of a domestic relations order, an Alternate Payee may be treated as a surviving spouse for the purposes of this Spousal Benefit, provided the SERP Benefit payable under this Section does not exceed the amount the Alternate Payee would have received under the domestic relations order had the 2011 SERP Participant not died before commencing payment of his or her SERP Benefit.
4.    Time of Payment. In lieu of the time of payment rules provided in Section 4.1(a) of the SERP Plan, the following rules will apply to the payment of a 2011 SERP Participant’s vested SERP Benefit:
(a)    Subject to Section 4.8 of the SERP Plan and Section 3.13 of the Plan, in the event of a Separation from Service for any reason other than death, payment will commence as soon as practicable, but not later than 90 days, following the later of (1) the 2011 SERP Participant’s Separation from Service or (2) the 2011 SERP Participant’s attainment of age 57.
5.    Agreement Not to Compete. In lieu of the General Rule provided in Section 5.1 of the SERP Plan, the following rule will apply to 2011 SERP Participants:
Section 5.1. General Rule. Payment of SERP Benefits under the SERP Plan is contingent upon the 2011 SERP Participant’s agreement not to directly or indirectly engage in or compete with the business of the Company, either as owner, partner or employee for a period of the later to occur of the expiration of five years after termination of employment or the attainment of 65 years of age. In the event a 2011 SERP Participant competes with the business of the Company in violation of this provision, payment of SERP Benefits under the SERP Plan will be suspended so long as the 2011 SERP Participant engages in activity deemed to be in competition with the business of the Company. If a 2011 SERP Participant ceases competing with the business of the Company or the restriction in the first sentence expires, payment of SERP Benefits under the SERP Plan will resume. However, the 2011 SERP Participant will not be entitled to retroactive payment of any SERP Benefits that were suspended under the terms of this Section.

APPENDIX C

TO THE

SERP PLAN

SERP PARTICIPANTS WITH GRANDFATHERED AMOUNTS

1.    Richard A. Aubrecht
2.    Robert T. Brady
3.    Joe C. Green

SCHEDULE 2
PERI PROVISIONS
BACKGROUND
The PERI was adopted by Moog Inc., effective January 1, 1997, to provide additional retirement benefits for certain key employees of the Company. The PERI was subsequently amended, effective January 1, 1999. The PERI was amended and restated, effective January 1, 2005, to comply with the provisions of Code Section 409A and related guidance. The PERI was further amended, effective December 31, 2008.

The provisions of the PERI Plan are as follows:
ARTICLE 1
PERI CONSTRUCTION, DEFINITIONS, PURPOSE AND EFFECTIVE DATE
Section 1.1.    Construction. References to a particular article, section or subsection made in this PERI Plan will be treated as a reference to the particular article, section or subsection in this PERI Plan, unless stated otherwise.
Section 1.2.    Definitions. Solely for purposes of the PERI Plan, the following terms have the meanings stated below, unless the context clearly indicates otherwise:
(a)    “Beneficiary” means either a Contingent Annuitant or a Designated Beneficiary, as the case may be.
(b)    “Contingent Annuitant” means an individual designated by a PERI Participant on forms provided by and filed with the Corporation to receive an annuity under Option 2 in Section 4.3 on the death of the PERI Participant. The PERI Participant may change the Contingent Annuitant at any time prior to the date on which payment of the PERI Benefit is to commence.
(c)    “Designated Beneficiary” means the person or persons last designated by the PERI Participant to receive the balance of payments, if any, under Option 3 of Section 4.3 following the death of the PERI Participant. Any designation made under the PERI Plan will be revocable, must be in writing and will be effective when filed with the Corporation. If the Committee determines, in its sole discretion, that there is no valid designation, the Beneficiary will be the PERI Participant’s estate.
(d)    “Disability” means a total and permanent disability that results in the PERI Participant receiving a disability retirement pension under the ERP or that qualifies as a “disability” under Code Section 409A and related guidance.

(e)    “Earlier Retirement” means the retirement of a PERI Participant from active employment with the Company on or after his Earlier Retirement Date, as defined in the ERP, but prior to his Normal Retirement Date, as defined in the ERP.
(f)    “Executive” means an employee of the Corporation who participates in the ERP, who is not a participant in the SERP Plan, and who is a Corporation executive whose benefits under the ERP are affected by the limitations imposed by Code Section 401(a)(17), which limits compensation that may be counted for pension purposes.
(g)    “Normal Retirement” means the retirement of a PERI Participant from active employment with the Company on or after his Normal Retirement Date, as defined in the ERP.
(h)    “PERI Benefit” means all benefits provided under this PERI Plan.
(i)    “PERI Participant” means an Executive who is a participant in the PERI Plan pursuant to ARTICLE 2. The term “PERI Participant” includes an individual who has ceased to actively participate in the PERI Plan but who has not received payment of his entire PERI Benefit.
(j)    “Retirement” means an Earlier Retirement or a Normal Retirement.
(k)    “Spousal Benefits” means benefits payable to a spouse or former spouse in accordance with Section 3.4.
Section 1.3.    Purpose of the PERI Plan. The PERI Plan is an unfunded plan maintained primarily for the purpose of providing additional retirement benefits for a select group of management or highly compensated employees, and participation in the PERI Plan is limited consistent with that purpose. PERI Benefits are intended to supplement benefits provided under the ERP by providing for the payment of additional benefits that would be payable under the ERP but for the limitations imposed by Code Section 401(a)(17), which limits compensation that may be counted for pension purposes.
Section 1.4.    Effective Date. Except as otherwise provided, this amended and restated PERI Plan will be effective as of the Effective Date.
Section 1.5.    Pre-2007 Amounts and Section 409A Transition Rules. Any PERI Benefits commencing between January 1, 2005 and December 31, 2006 were distributed in compliance with Code Section 409A transition rules governing nonqualified deferred compensation plans under which the time and form of payment of benefits is controlled by elections made under qualified plans. Under the transition rules, PERI Benefits that commenced before January 1, 2007 continued to be paid at the same time and in the same form as benefit payments were made to, or on behalf of, the PERI Participant or spouse under the ERP. Provisions governing the time and form of payment of those PERI Benefits are contained in the PERI plan document in effect as of October 3, 2004, a copy of which is attached as Appendix A to the PERI Plan.

ARTICLE 2
PARTICIPATION AND VESTING
Section 2.1.    An Executive becomes a PERI Participant on the date that is 30 days after it is determined by the Compensation Committee that the Executive satisfies the criteria specified in Section 1.1(f) for becoming an Executive. An officer or executive of an affiliate or subsidiary of the Corporation is not an Executive and is not eligible to participate in the PERI Plan.
Section 2.2.    Vesting. A PERI Participant becomes 100% fully vested in and eligible for payment of PERI Benefits under the PERI Plan upon the PERI Participant’s Retirement. Notwithstanding the preceding sentence, in the event of a PERI Participant’s Disability, the PERI Participant will become 100% vested in and eligible for PERI Benefits under ARTICLE 3 and ARTICLE 4.
Section 2.3.    Forfeiture. Notwithstanding any other provision in the PERI Plan, in the event of a PERI Participant’s termination of employment with the Company for any reason other than death or Disability before Retirement, the PERI Participant’s PERI Benefit will be immediately forfeited and no PERI Benefit will be payable under the PERI Plan.

ARTICLE 3
PERI BENEFITS
Section 3.1.    Amount of PERI Benefit. The annual PERI Benefit payable to a PERI Participant under the PERI Plan will be equal to the difference between:
(a)    The benefit the PERI Participant would have received under the ERP at or after attainment of age 65 based on credited service to the date of Retirement (expressed as a straight life annuity) if the PERI Participant's compensation otherwise eligible for use in computing benefits under the ERP had not been limited by Code Section 401(a)(17) or by the ERP provisions implementing that Code Section, minus
(b)    The benefit actually payable under the ERP at or after attainment of age 65 based on credited service to the date of Retirement (expressed as a straight life annuity).
Section 3.2.    PERI Benefit Adjustment for Payment Before Age 65. For a PERI Participant who begins receiving payment under the PERI Plan before attaining age 65, the PERI Benefit payable under the PERI Plan will be reduced by the early payment actuarial discount established under the ERP for the commencement of benefits before age 65.
Section 3.3.    Payment Upon Separation from Service. Upon a PERI Participant’s Separation from Service on account of Retirement or Disability, the PERI Participant’s PERI Benefit will be determined under Section 3.1, Section 3.2, and Section 4.1.
Section 3.4.    Payment of Spousal Benefit Upon Death. If a married PERI Participant dies before commencing PERI Benefit payments under the PERI Plan, the PERI Participant's surviving spouse will be entitled to payment of a Spousal Benefit under the PERI Plan if the spouse is entitled to pre-retirement surviving spouse benefits under the ERP. Payment of the Spousal Benefit under this Section will be made in the form of a life annuity and will be calculated and paid as follows:
(a)    If the PERI Participant was eligible for Earlier Retirement at the time of his death, the amount of the Spousal Benefit will be 50% of the PERI Benefit that would otherwise have been payable to the PERI Participant under Section 3.1 and Section 3.2, based on credited service to the date of death, had the PERI Participant (i) elected a joint and 50% survivor annuity with his spouse and (ii) retired on the day before his death. Payment of the Spousal Benefit will commence as soon as practicable, but not later than 90 days, following the death of the PERI Participant.
(b)    If the PERI Participant had attained at least age 50, but had not yet satisfied the conditions for Earlier Retirement, at the time of his death, the amount of the Spousal Benefit will be 50% of the amount of the PERI Benefit that would have been payable to the PERI Participant under Section 3.1 and Section 3.2, based on credited service to the date of death, had the PERI Participant (i) elected a joint and 50% survivor annuity with his spouse, (ii) reached his Earlier Retirement Date as of the day before his death, (ii) retired on the day before his death. Payment of the Spousal Benefit will commence as soon as practicable, but not later than 90 days, following the death of the PERI Participant.
(c)    If the PERI Participant had not yet attained age 50 at the time of his death, the amount of the Spousal Benefit will be equal to the PERI Benefit that would have been payable to the spouse had the PERI Participant (i) separated from service on the date of death, (ii) elected a joint and 50% survivor annuity with his spouse that is immediately payable on his fiftieth birthday (which will be treated as his earliest Earlier Retirement Date), (iii) survived to his fiftieth birthday, and (iv) died on the day after his fiftieth birthday. Payment of the Spousal Benefit will commence on the first day of the month coincident with or following the date the PERI Participant would have attained age 50 had he survived.
If necessary to effectuate the terms of a domestic relations order, an Alternate Payee may be treated as a surviving spouse for the purposes of this Spousal Benefit, provided the PERI Benefit payable under this Section does not exceed the amount the Alternate Payee would have received under the domestic relations order had the PERI Participant not died before commencing payment of his PERI Benefit.
ARTICLE 4
TIME AND FORM OF PERI BENEFIT PAYMENT
Section 4.1.    Time of Payment. Except as provided in Section 4.7 of the PERI Plan or Section 3.13 of the Plan, payment of a PERI Participant’s vested PERI Benefit will commence as soon as practicable, but not later than 90 days, following the later of (i) the PERI Participant’s Separation from Service or (ii) the PERI Participant’s attainment of age 60.
Section 4.2.    Normal Form of Payment. If a PERI Participant does not make an election in the time and manner specified in this Article to receive payment of his PERI Benefit in one of the optional forms of PERI Benefit described in Section 4.3, the PERI Participant's PERI Benefit will be paid as follows:
(a)    If the PERI Participant is married at the time PERI Benefit payment commences, payment will be made in the form of a joint and 50% survivor annuity with the PERI Participant's spouse.
(b)    If the PERI Participant is not married at the time PERI Benefit payment commences, payment will be in the form of a straight life annuity.
Section 4.3.    Optional Forms of Payment.
(a)    The payment options that may be elected under this Article are:
(1)    Option 1. A straight life annuity.

(2)    Option 2. An actuarially reduced annuity payable to the PERI Participant during the PERI Participant's life, with a life annuity payable after the PERI Participant's death to a Contingent Annuitant in an amount selected by the PERI Participant that is equal to 50%, 66 2/3%, 75%, or 100% of the amount payable to the PERI Participant. The PERI Participant may divide his PERI Benefit into two or more parts, not necessarily equal, and apply each part separately under this Option and designate a different Contingent Annuitant for each part. Election of Option 2 is conditional upon the statement in the election of the name and sex of each Contingent Annuitant and also upon the delivery to the Corporation, within 90 days after filing the election of proof satisfactory to the Compensation Committee, of the age of each Contingent Annuitant. If the Contingent Annuitant dies prior to the commencement of payment of the PERI Benefit to the PERI Participant, the election of the option will be considered null and void. If a PERI Participant dies before the first PERI Benefit payment is made, no payments will be made to the Contingent Annuitant, except as provided under Section 3.4 for a spouse or Alternate Payee. If the Contingent Annuitant predeceases the PERI Participant after payment of PERI Benefits have commenced to the PERI Participant, the PERI Participant will continue to receive the reduced annuity without change.
(3)    Option 3. An actuarially reduced annuity payable to the PERI Participant for the PERI Participant's life or for a stated minimum period of years, whichever is longer, and after the PERI Participant's death payable for the balance, if any, of the stated minimum period of years to the PERI Participant's Designated Beneficiary. Upon the death of the survivor of the PERI Participant and his or her Designated Beneficiary, the remaining payments, if any, will be computed at 3% interest, compounded annually, and paid in a single lump sum to the legal representative of the survivor as soon as practicable, but not later than 90 days, following the death of the survivor.
(b)    Spousal consent is not required for a married PERI Participant to elect any of the payment options available under the PERI Plan.
Section 4.4.    Payment Under a Domestic Relations Order. Notwithstanding Section 4.2 and Section 4.3, a PERI Participant’s PERI Benefit may be divided and all or a portion paid to an Alternate Payee under the terms of a domestic relations order. Payment to an Alternate Payee may commence prior to the date payment to the PERI Participant would otherwise commence, and may be made in a single lump sum or in any form permitted under the PERI Plan. If necessary to effectuate the terms of a domestic relations order that requires payment to an Alternate Payee under a shared payment arrangement, a PERI Participant will be permitted to elect a joint and survivor annuity that provides for a survivor benefit in any whole percentage between 5% and 100% in accordance with the terms of the order. The PERI Participant will not be permitted to change the form of payment or percentage of a survivor annuity once payment of the PERI Benefit has commenced.
Section 4.5.    Initial Elections. A newly eligible PERI Participant may make a written election on a form provided by the Corporation to receive payment of his PERI Benefit in the normal form described in Section 4.2 or in one of the optional forms of PERI Benefit described in Section 4.3, provided the election is made within 30 days of first becoming eligible to participate in the PERI Plan. If a PERI Participant fails to make a valid election under this Section, payment will be made in accordance with Section 4.2.
Section 4.6.    Special 409A Transitional Rules. Consistent with the provisions found in Internal Revenue Service Notice 2005-1 and regulations proposed under Code Section 409A, all PERI Participants with any PERI Benefits accrued as of December 31, 2006 were permitted, prior to December 31, 2006, to make a payment election in 2006 regarding the time and form under which all SERP Benefits are to be paid. The elections were required to have been made from among the choices specified in Section 4.2 and Section 4.3. A PERI Participant was not permitted, however, in calendar year 2006 to change payment elections with respect to payments that the PERI Participant would otherwise receive in 2006, or cause payments to be made in 2006. If a PERI Participant failed to make an election under this Section, those amounts will be paid in accordance with Section 4.2.
Section 4.7.    Subsequent Elections.
(a)    At any time, PERI Participants may elect to change the date on which and the form of payment under which they are to receive PERI Benefits under the PERI Plan, other than on account of death, provided:
(1)    the new election is made in writing,
(2)    the new election is not effective until 12 months after the date on which the election is made,
(3)    in the case of a payment to be made at a specified time or pursuant to a fixed schedule, the election is made not less than 12 months before the date of the first scheduled payment, and
(4)    the first payment with respect to which the subsequent election is made is deferred for a period of not less than 5 years from the date the payment would otherwise have been made.
(b)    Notwithstanding the preceding Subsection, to the extent permissible under Code Section 409A, a PERI Participant who has elected an annuity form of payment will be permitted at any time to make an election to receive payment under an actuarially equivalent form of annuity without regard to the requirements of Subsections (2), (3), and (4) above.
ARTICLE 5
AGREEMENT NOT TO COMPETE
Section 5.1.    General Rule. Payment of PERI Benefits under the PERI Plan is contingent upon the PERI Participant’s agreement not to directly or indirectly engage in or compete with the business of the Company, either as owner, partner or employee for a period of the later to occur of the expiration of three years after Retirement or the attainment of 65 years of age. In the event a PERI Participant competes with the business of the Company in violation of this provision, payment of PERI Benefits under the PERI Plan will be suspended so long as the PERI Participant engages in activity deemed to be in competition with the business of the Company. If a PERI Participant ceases competing with the business of the Company or the restriction in the first sentence expires, payment of PERI Benefits under the PERI Plan will resume. However, the PERI Participant will not be entitled to retroactive payment of any PERI Benefits that were suspended under the terms of this Section.
ARTICLE 6
GENERAL PROVISIONS
Section 6.1.    Death Benefits. Except as provided in Section 3.4 (with respect to the payment of PERI Benefits under the PERI Plan to a spouse or Alternate Payee), there is no death benefit payable under the PERI Plan.
Section 6.2.    Deferred Retirement. In the event a PERI Participant retires after age 65, the amount of PERI Benefit payable under the PERI Plan at Retirement will not be adjusted other than as provided by the benefit formulas in ARTICLE 3.

APPENDIX A
TO THE
PERI PLAN
In Effect as of October 3, 2004